EXHIBIT 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

     I consent to the incorporation by reference in the Registration Statement on Form SB-2, SEC File No. 333-67204, of Flight Safety Technologies, Inc. (formerly, Reel Staff, Inc.) of my report dated February 14, 2002, which appears in this annual report on Form 10-KSB for the year ended December 31, 2002.

/s/ Quintanilla

A Professional Accountancy Corporation Laguna Niguel, California January 28, 2003